Calculation of Filing Fee Tables
S-3
CEA Industries Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Preferred Stock	457(o)
		Equity	Common Stock, par value $0.00001	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 950,000,000.00	0.0001381	$ 131,195.00
Fees Previously Paid	2	Equity	Common Stock, par value $0.00001 per share	457(o)			$ 50,000,000.00		$ 7,655.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,850.00
			Total Fees Previously Paid:						$ 7,655.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 131,195.00
Offering Note
[1]	1 An unspecified number of securities is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $1,000,000,000. In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the filing fee is calculated and being paid based on the maximum aggregate offering price pursuant to the registration statement.

[2]	2 On August 25, 2025, the registrant initially filed this registration statement on Form S-3ASR (File No. 333-289830) registering, among other securities, the issuance of up to $50,000,000 of Common Stock in an at the market offering ("ATM Offering"). The registration fee associated with the ATM Offering was $7,655. The amount of unused registration fee paid in connection with the ATM Offering will be applied to the registrant's total registration fee under this Post-Effective Amendment No. 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date